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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of Embarcadero Technologies, Inc. of our report dated 15 December 2000 relating to the financial statements of Embarcadero Europe Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers
Chartered Accountants and
Registered Auditors

Windsor, United Kingdom
15 February 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS